Exhibit 1

June 17, 2005

Manager Companies

Company Announcements Office

Australian Stock Exchange Ltd

Level 4, Stock Exchange Centre

20 Bridge St

Sydney  NSW  2000

Dear Sir

Rinker Notice of Meeting and Proxy form

Please find attached the Notice of Meeting and Proxy form for the Annual General Meeting of Rinker Group Limited (“Rinker”) to be held in Sydney on 18 July 2005.

The Notice of Meeting and Proxy form have been mailed today to all shareholders, along with the Rinker Concise Annual Report 2005, which has been mailed to all shareholders excluding those who have elected not to receive it.

A pre-print version of the Rinker Concise Annual Report 2005, along with the Rinker Full Financial Report 2005 was lodged with the Australian Stock Exchange on 24 May.

Copies of the Concise and Full Financial Reports, along with the Notice of Meeting and the Proxy form, are available from Rinker’s website www.rinkergroup.com

Shareholders wishing to receive a paper copy of the Full Financial Report can do so by contacting Rinker. A copy will be mailed free of charge.

Yours faithfully

/s/ Luke Keighery

Luke Keighery
Manager Investor Services

Rinker Group Limited ABN 53003433118

Level 8, Tower B, 799 Pacific Highway, Chatswood NSW 2067  PO Box 5697, West Chatswood NSW 1515

Telephone (02) 9412 6600  Facsimile (02) 9412 6666

annual general meeting 2005

13 June 2005

Dear Shareholder,

RINKER’S ANNUAL GENERAL MEETING

It gives me pleasure to invite you to attend Rinker’s annual general meeting (AGM), to be held in the Ballroom, The Westin Hotel, 1 Martin Place, Sydney, at 10.00 am on Monday 18 July 2005.

On the following page is a notice of meeting detailing the business to be dealt with at the AGM.

If you choose to attend the meeting, please bring the attached proxy form with you to facilitate registration into the AGM.

If you do not plan to attend the AGM, you are encouraged to appoint a proxy to attend and vote on your behalf by completing and returning the enclosed proxy form in the envelope provided.

Instructions on how to appoint a proxy are detailed on the back of the proxy form. Note that you may appoint the chairman of the meeting as your proxy. Proxy forms must be received by 10.00 am Sydney time Saturday 16 July 2005 to be valid for the meeting. Your proxy may be returned by mail or you may fax it to +61 (2) 8235 8220.

The full AGM will be webcast live on the internet at www.rinkergroup.com and will be archived on this site for later viewing. Also available on Rinker’s internet site are:

•                  A link to register your email address to receive shareholder information electronically.

•                  Rinker’s concise annual report and its full financial report for the year ended 31 March 2005.

•                  A link to standard shareholder forms, including a change of address advice, direct dividend advice, and a request to consolidate holdings.

•                  Copies of news releases and financial presentations.

I look forward to seeing you at the AGM.

Yours sincerely

/s/ John Morschel
John Morschel
Chairman

Rinker Group Limited ABN 53 003 433 118

Level 8, Tower B, 799 Pacific Highway

Chatswood, NSW 2067, Australia

Telephone +61 (2) 9412 6600 Facsimile +61 (2) 9412 6611

Email investorrelations@rinker.com.au

The Annual General Meeting of Rinker Group Limited

(ABN 53 003 433 118) (Rinker) will be held in

The Ballroom, The Westin Hotel, 1 Martin Place Sydney 10:00am Monday, 18 July 2005

ORDINARY BUSINESS

1.     TO RECEIVE AND CONSIDER the financial report and the reports of the directors and of the auditor for the financial year ended 31 March 2005.

2.     TO ADOPT the remuneration report for the year ended 31 March 2005. Note – the vote on this resolution is advisory only and does not bind the directors or the company.

3.     TO ELECT DIRECTORS

To consider and, if thought fit, to pass the following resolutions as ordinary resolutions:

(a)   That Marshall Criser, who will retire at the close of the meeting in accordance with clause 56 of the company’s Constitution, be re-elected as a director of the company.

(b)   That John Arthur, who will retire at the close of the meeting in accordance with clause 56 of the company’s Constitution, be re-elected as a director of the company.

  Separate resolutions will be considered in respect of each of the above directors.

EXPLANATORY NOTES

Item 1 – Receive and consider the financial and other reports (ordinary resolution)

This item is self-explanatory. It is intended to provide an opportunity for shareholders to raise questions on the reports themselves and on the performance of the company generally.

The board unanimously recommends that shareholders vote in favour of Item 1.

Item 2 – Adoption of remuneration report (ordinary resolution)

Following the precedent it set last year, Rinker’s board is voluntarily submitting its remuneration report to shareholders for consideration and adoption by way of non-binding resolution.

The remuneration report is set out on pages 39-47 of the Rinker concise annual report 2005. It is also available on Rinker’s internet site (www.rinkergroup.com). The report:

•                  explains the board’s policies in relation to the nature and level of remuneration paid to directors, secretaries and senior managers within the Rinker group;

•                  discusses the link between the board’s policies and Rinker’s performance;

•                  provides a detailed summary of performance conditions, explaining why they were chosen and how performance is measured against them;

•                  identifies the companies that Rinker’s performance is measured against for the purpose of its long term incentive plan;

•                  sets out remuneration details for each director and for each member of Rinker’s senior executive management team;

•                  makes clear that the basis for remunerating non-executive directors is distinct from the basis for remunerating executives, including executive directors; and

•                  explains that benefits under the former retirement benefit plan for non- executive directors have been frozen.

A reasonable opportunity will be provided for discussion of the remuneration report at the meeting.

The board unanimously recommends that shareholders vote in favour of Item 2.

Item 3 – Election of directors (ordinary resolutions)

INFORMATION ABOUT DIRECTORS WHO HAVE BEEN NOMINATED FOR ELECTION

(a) Marshall Criser

JD, age 76. Deputy chairman, independent, non-executive director.

Joined the Rinker board on 12 April 2003. Prior to the demerger from CSR Limited, Marshall had been a director and chairman of Rinker Materials since 1993. Marshall is a lawyer and is currently chairman of Scripps Florida Funding Corp and a director of Flagler System, Inc. He is a former chairman of the Florida Council of 100, the State Board of Regents and a former president of the Florida Bar. Marshall is a former president of the University of Florida and a former chairman of the university’s board of trustees. Marshall is chairman of the audit committee and a member of the nominations committee and the remuneration & human resources committee. Resides in Florida, USA.

He held no other listed company directorships during the past three financial years.

Marshall was last elected at the 2003 annual general meeting. If re-elected, Marshall will continue as a director and be subject to retirement by rotation under Rinker’s Constitution.

(b) John Arthur

LLB, age 50. Independent, non-executive director.

Joined the Rinker board on 3 February 2003. Prior to the demerger from CSR Limited, John had been a member of the CSR board since 2001. John is a commercial lawyer with extensive experience in property development and construction, information technology, e-commerce and the financial sector. He is a partner at law firm Gilbert + Tobin and was previously a partner at Freehills. Prior to that, John was general counsel at the Lend Lease Group. John is a director of the integrated real estate group Investa Property Group and of CPG Australia Pty Ltd. He is a former director of EDS Australia Pty Ltd. John is chairman of the safety, health & environment committee and a member of the remuneration & human resources committee and the nominations committee. Resides in Sydney.

Listed company directorships held during past three financial years:

•                  CSR Limited from March 2001 to April 2003.

•                  Investa Property Group from July 2001 (current).

John was last elected at the 2003 annual general meeting. If re-elected, John will continue as a director and be subject to retirement by rotation under Rinker’s Constitution.

The board (in each case, in the absence of the relevant director) unanimously recommends that shareholders vote in favour of the re-elections of Marshall Criser and John Arthur.

/s/ Peter Abraham
Peter Abraham
General Counsel and Company Secretary
13 June 2005

DETERMINATION OF ENTITLEMENT TO ATTEND AND VOTE

For the purposes of the meeting, shares will be taken to be held by the persons who are registered as shareholders as at 10.00 am Sydney time on 16 July 2005.

PROXIES

If you are a shareholder entitled to attend and vote, you are entitled to appoint one or two proxies.  Where two proxies are appointed, you may specify the number or proportion of votes that each may exercise, failing which each may exercise half of the votes. A proxy need not be a shareholder of Rinker.

If you want to appoint one proxy, please use the form provided. If you want to appoint two proxies, please follow the instructions in point four on the reverse side of the proxy form.

Rinker’s Constitution provides that, on a show of hands, every person present and qualified to vote shall have one vote. If you appoint one proxy, that proxy may vote on a show of hands, but if you appoint two proxies, neither proxy may vote on a show of hands.

If you appoint a proxy who is also a shareholder or is also a proxy for another shareholder, your directions may not be effective on a show of hands. But your directions will be effective if a poll is required and your proxy votes.

To be effective, the proxy form must be received by Computershare Investor Services, at the address on the enclosed reply envelope or by facsimile at the number below, or by Rinker at our registered office, Level 8, Tower B, 799 Pacific Highway, Chatswood, NSW, not later than 10:00am Sydney time on 16 July 2005.

ADMISSION TO MEETING

Shareholders who will be attending the meeting, and who will not be appointing a proxy, are asked to bring the proxy form to the meeting to help speed admission.

Shareholders who do not plan to attend the meeting are encouraged to complete and return the proxy form for each of their holdings of Rinker shares.

A replacement proxy form may be obtained from Rinker’s external share registrar:

Computershare Investor Services

Telephone	1800 030 202
International	+ 61 (3) 9415 4086
Facsimile	(02) 8235 8220
International	+ 61 (2) 8235 8220

Email: web.queries@computershare.com.au

SCRUTINEER

Rinker’s external auditor, Deloitte Touche Tohmatsu (Deloitte), will act as scrutineer for any polls that may be required at the meeting.

QUESTIONS AND COMMENTS BY SHAREHOLDERS AT THE MEETING

In accordance with the Corporations Act 2001, a reasonable opportunity will be given to shareholders – as a whole – to ask questions about or make comments on the management of Rinker at the meeting.

Similarly, a reasonable opportunity will be given to shareholders – as a whole – to ask Rinker’s external auditor, Deloitte, questions relevant to:

(a)          the conduct of the audit;

(b)         the preparation and content of the auditor’s report;

(c)          the accounting policies adopted by Rinker in relation to the preparation of its financial statements; and

(d)         the independence of the auditor in relation to the conduct of the audit.

Shareholders may also submit a written question to Deloitte if the question is relevant to the content of Deloitte’s audit report or the conduct of its audit of Rinker’s financial report for the year ended 31 March 2005.

Relevant written questions for Deloitte must be received no later than 5:00pm (Sydney time) on Monday 11 July 2005. A list of those relevant written questions will be made available to shareholders attending the AGM. Deloitte will either answer the questions at the AGM or table written answers to them at the AGM. If written answers are tabled at the AGM, they will be made available to shareholders as soon as practicable after the AGM.

Please send any written questions for Deloitte:

AGM VENUE MAP
•	to Computershare at the address on the enclosed reply envelope; or
•	by facsimile to +61 (2) 9412 6611; or
•	to Rinker at our registered office Level 8, Tower B 799 Pacific Highway, Chatswood, NSW; or
•	by email to: investorrelations@rinker.com.au
by no later than 5:00pm Sydney time on 11 July 2005.

Rinker	Proxy Form
Rinker Group Limited
ABN 53 003 433 118	All correspondence to:
Computershare Investor Services Pty Limited
GPO Box 7045 Sydney
New South Wales 2001 Australia
Enquiries (within Australia) 1800 030 202
Mark this box with an ‘X’ if you have made any changes to your address details (see reverse)	☒ (outside Australia) 61 3 9415 4086 www.computershare.com

Appointment of Proxy

I/We being a member/s of Rinker Group Limited and entitled to attend and vote hereby appoint

☒	the Chairman of the Meeting (mark with an ‘X’)	OR

If you are not appointing the Chairman of the Meeting as your proxy please write here full name of the individual or body corporate (excluding the registered Securityholder) you are appointing as your proxy.

or failing the individual or body corporate named, or if no individual or body corporate is named, the Chairman of the Meeting, as my/our proxy to act generally at the meeting on my/our behalf and to vote in accordance with the following directions (or if no directions have been given, as the proxy sees fit) at the Annual General Meeting of Rinker Group Limited to be held at The Westin Hotel, No 1 Martin Place, Sydney NSW on Monday 18 July 2005 at 10:00 am and at any adjournment of that meeting.

Voting directions to your proxy - please mark	☒	to indicate your directions

		For	Against	Abstain*
1.	To receive and consider the financial and other reports	☐	☐	☐

2.	To adopt the remuneration report	☐	☐	☐

3(a).	To re-elect Mr Marshall Criser as a director	☐	☐	☐

3(b).	To re-elect Mr John Arthur as a director	☐	☐	☐

The Chairman of the Meeting intends to vote undirected proxies in favour of each item of business.

* If you mark the Abstain box for a particular item, you are directing your proxy not to vote on your behalf on a show of hands or on a poll and your votes will not be counted in computing the required majority on a poll.

PLEASE SIGN HERE          This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Securityholder 1	Securityholder 2	Securityholder 3

Individual/Sole Director and Sole Company Secretary	Director	Director/Company Secretary

/ /
Contact Name	Contact Daytime Telephone	Date

RIN	13 PR	009991 - V5

How to complete the Proxy Form

1                                       Your Address

This is your address as it appears on the company’s share register. If this information is incorrect, please mark the box and make the correction on the form. Securityholders sponsored by a broker (in which case your reference number overleaf will commence with an ‘x’) should advise your broker of any changes. Please note, you cannot change ownership of your securities using this form.

2                                       Appointment of a Proxy

If you wish to appoint the Chairman of the Meeting as your proxy, mark the box. If the individual or body corporate you wish to appoint as your proxy is someone other than the Chairman of the Meeting please write the full name of that individual or body corporate in the space provided. If you leave this section blank, or your named proxy does not attend the meeting, the Chairman of the Meeting will be your proxy. A proxy need not be a securityholder of the company. Do not write the name of the issuer company or the registered securityholder in the space.

3                                       Votes on Items of Business

You may direct your proxy how to vote by placing a mark in one of the three boxes opposite each item of business. If your proxy attends the meeting and votes, all your securities will be voted in accordance with such a direction unless you indicate only a portion of voting rights are to be voted on any item by inserting the percentage or number of securities you wish to vote in the appropriate box or boxes. If you do not mark any of the boxes on a given item, your proxy may vote as he or she chooses. If you mark more than one box on an item your vote on that item may be invalid.

4                                       Appointment of a Second Proxy

You are entitled to appoint up to two proxies to attend the meeting and vote on a poll. If you wish to appoint a second proxy, an additional Proxy Form may be obtained by telephoning the company’s share registry or you may copy this form.

To appoint a second proxy you must:

(a)           on each of the first Proxy Form and the second Proxy Form state the percentage of your voting rights or number of securities applicable to that form. If the appointments do not specify the percentage or number of votes that each proxy may exercise, each proxy may exercise half your votes. Fractions of votes will be disregarded.

(b)           return both forms together in the same envelope.

5                                       Signing Instructions

You must sign this form as follows in the spaces provided:

Individual:                                                                                     where the holding is in one name, the holder must sign.

Joint Holding:                                                                   where the holding is in more than one name, all of the securityholders should sign.

Power of Attorney:                                        to sign under Power of Attorney, you must have already lodged the Power of Attorney with the registry. If you have not previously lodged the Power of Attorney for notation, please attach a certified photocopy to this form when you return it.

Companies:                                                                                where the company has a Sole Director who is also the Sole Company Secretary, this form must be signed by that person. If the company (pursuant to section 204A of the Corporations Act 2001) does not have a Company Secretary, a Sole Director can also sign alone. Otherwise this form must be signed by a Director jointly with either another Director or a Company Secretary. Please indicate the office held by signing in the appropriate place.

If a representative of a corporate Securityholder or proxy is to attend the meeting the appropriate “Certificate of Appointment of Corporate Representative” should be produced prior to admission. A form of the certificate may be obtained from the company’s share registry.

Lodgement of a Proxy

This Proxy Form (and any Power of Attorney under which it is signed) must be received at the address below no later than 48 hours before the commencement of the meeting at 10:00 am on Monday 18 July 2005. Any Proxy Form received after that time will not be valid for the scheduled meeting.

Documents may be lodged using the reply envelope or:

•                       by posting, delivery or facsimile to Rinker Group Limited share registry at:

Rinker Group Limited share registry
Computershare Investor Services Pty Limited
GPO Box 242
Melbourne Victoria 8060
Delivery: Level 2, 60 Carrington Street, Sydney
Facsimile 61 2 8235 8220